FINAL VERSION
HILLMAN SOLUTIONS CORP.
NON-EMPLOYEE DIRECTOR
DEFERRED COMPENSATION PROGRAM
This Hillman Solutions Corp. Non-Employee Director Deferred Compensation Program (this “Program”) has been adopted by the Board to govern the deferral of Restricted Stock Units by Directors pursuant to the Hillman Solutions Corp. 2021 Equity Incentive Plan (the “Equity Plan”) and the Hillman Solutions Corp. Non-Employee Director Compensation Policy (the “Policy”). Capitalized terms used but not defined herein shall have the meaning given such terms in the Equity Plan.
1.    Election to Defer Restricted Stock Units. A Director may elect to defer the issuance of Stock underlying Restricted Stock Units, including initial and annual Restricted Stock Unit grants (each, an “Equity Retainer”), that would otherwise be issued to the Director in connection with the vesting or grant of the Equity Retainer until the applicable payment date set forth in Section 4 of this Program. Any deferral election under this Program shall be made on a form provided by the Company (a “Deferral Election”) and in accordance with the following rules:
a.    Initial Deferral Election. Each individual who first becomes a Director may make a Deferral Election with respect to his or her Equity Retainers to be granted in the same calendar year as such individual first becomes a Director (the “Initial Deferral Election”). The Initial Deferral Election must be submitted to the Company before the date that the individual first becomes a Director and shall become irrevocable as of the date immediately prior to the date that the individual first becomes a Director.
b.    Annual Deferral Election. No later than December 31 of each calendar year, or such earlier deadline as may be established by the Company, in its discretion (the “Annual Election Deadline”), each individual who is serving as a Director as of immediately before the Annual Election Deadline may make a Deferral Election with respect to Equity Retainers to be granted in the following calendar year (the “Annual Deferral Election”). The Annual Deferral Election must be submitted to the Company on or before the applicable Annual Election Deadline and shall become irrevocable for the subsequent calendar year as of the applicable Annual Election Deadline.
c.    Evergreen Elections. A Deferral Election (whether an Initial Deferral Election or an Annual Deferral Election) shall remain in effect from calendar year to calendar year and shall become effective for each subsequent calendar year as of the applicable Annual Election Deadline, unless and until revoked prospectively by a Director on a form provided by the Company. Any revocation of a Deferral Election shall become effective only with respect to Equity Retainers that are granted in calendar years that begin after receipt and acceptance by the Company of the written revocation.

2.    Deferred Account. Upon the vesting of any Equity Retainer that is subject to a valid Deferral Election, the Stock that otherwise would have been issued to the Director upon such vesting shall be converted to a number of Stock Units on a one-to-one basis, and the Stock Units shall be credited to the Director’s deferred account (“Account”) until payment as provided in Section 4 below. The Account shall be a bookkeeping entry only and shall be used solely as a device to measure and determine the amounts, if any, to be paid to a Director or his or her beneficiary under the Program.
3.    Dividend Equivalents. As of each date that the Company pays a cash dividend to holders of Stock, the Company shall credit each Director’s Account with a number of whole and fractional Stock Units equal to (a) the number of Stock Units credited to the Director’s Account as of the record date for the dividend, multiplied by (b) a fraction, the numerator of which is the amount of the cash dividend paid per share of Stock and the denominator of which is the Fair Market Value of a shares of Stock on the dividend payment date.
4.    Payment Date. Each whole Stock Unit credited to a Director’s Account shall be paid to the Director or his or her beneficiary or estate, as applicable, in the form of Stock (with one Stock Unit equaling one share of Stock), in a single lump sum within 30 calendar days after the earlier of (a) the date on which the Director ceases to serve as a member of the Board and incurs a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”), subject to Section 10(c) of the Equity Plan, (b) that date on which the Company experiences a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets”, as each of those terms is defined in Section 409A, or (c) the date of the Director’s death. Any fractional Stock Units shall be paid in the form of cash on the applicable payment date.
5.    Designation of Beneficiary. A Director may designate, on a form provided by the Company or the stock plan administrator, one or more beneficiaries to receive payments from his or her Account in the event of his or her death. A beneficiary designation may apply to a specified percentage of the Director’s entire interest in his or her Account. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company or the stock plan administrator, as applicable. If there is no effective designation of beneficiary, or if no beneficiary survives the Director, the estate of the Director shall be deemed to be the beneficiary. All payments to a beneficiary or an estate shall be made in accordance with Section 4 above.
6.    Adjustments. The Stock Units credited to a Director’s Account shall be subject to adjustment as provided in Section 7 of the Equity Plan.
7.    Incorporation of Equity Plan. This Program shall be subject to the terms and conditions of the Equity Plan, which are fully incorporated herein. Any Stock issued to a Director as a result of this Program shall be issued under, and reduce the available Share Pool of, the Equity Plan.

8.    Effective Date. This Program was adopted by the Board as of December 12, 2022 and shall be effective with respect to Equity Retainers granted on or after January 1, 2023.

EXHIBIT A
DEFERRAL ELECTION
1. Pursuant to the Hillman Solutions Corp. Non-Employee Director Deferred Compensation Program (the “Program”) and the Hillman Solutions Corp. 2021 Equity Incentive Plan (the “Equity Plan”), I, the undersigned Director, hereby elect and instruct Hillman Solutions Corp. (the “Company”) to defer payment of my Equity Retainers in accordance with the Program.1 I understand that I will receive the deferred amounts credited to my Account in a single lump sum in the form of Stock (with fractional shares paid in cash) on the payment date set forth in Section 4 of the Program. Capitalized terms in this election form shall have the meaning specified in the Program and the Equity Plan unless a different meaning is specified herein.
2.    I hereby confirm that my beneficiary designation(s), as maintained by the stock plan administrator for purposes of the Equity Plan, shall apply to the Program.
3.    I understand that the election to defer under paragraph 1 shall remain in effect for all subsequent calendar years unless the Company accepts, pursuant to the Program, a revocation of this election. I acknowledge that any revocation of my Deferral Election will become effective with respect to Equity Retainers granted in calendar years beginning after the date of revocation.
4.    I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Program.
Executed this _________ day of ___________________, 20 ___.
Signature
_______________________________________
Print Name: ____________________________

Received and accepted by the Company on this _____ day of ________________, 20 ___.

______________________________
Name:
Title:
1 In general, Deferral Elections must be filed with the Company on or before December 31 of a calendar year and shall be effective only for Equity Retainers granted in subsequent calendar years. Deferral Elections for a new Director must be filed with the Company prior to the date of the Director’s election or appointment and shall be effective for all Equity Retainers granted to the Director (i.e., in the year of election or appointment and thereafter).

EXHIBIT B
REVOCATION NOTICE
Pursuant to the Hillman Solutions Corp. Non-Employee Director Deferred Compensation Program (the “Program”) and the Hillman Solutions Corp. 2021 Equity Incentive Plan (the “Equity Plan”), I, the undersigned Director, hereby revoke my election to defer my Equity Retainers pursuant to the Program. I understand that my revocation shall apply to Equity Retainers to be granted in the calendar year beginning after the Company’s receipt of this notice, and that Equity Retainers granted prior to then will be controlled by the terms of the Program and my prior Deferral Election. Furthermore, my revocation will continue thereafter, until and unless I deliver a subsequent Deferral Election pursuant to the Program. Capitalized terms in this revocation notice shall have the meaning specified in the Program and the Equity Plan unless a different meaning is specified herein.
Executed this _________ day of ___________________, 20 ___.
Signature

_______________________________________

Print Name: ____________________________

Received and accepted by the Company on this _________ day of ________________, 20 ___.

______________________________
Name:
Title:

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